                                                                   EXHIBIT 99.1

                              ASSIGNMENT AGREEMENT

          THIS ASSIGNMENT AGREEMENT ("Agreement") dated as of August 4, 2000 is made with reference to that certain Loan Agreement dated as of March 23, 1998 (as amended from time to time, the "Loan Agreement") by and among Hard Rock Hotel, Inc., a Nevada corporation ("Borrower"), the Lenders therein named, and Bank of America, N.A., as Administrative Agent and is entered into between the "Assignor" described below, in its capacity as a Lender under the Loan Agreement, and the "Assignee" described below.

          Assignor and Assignee hereby represent, warrant and agree as follows:

          1. DEFINITIONS. Capitalized terms defined in the Loan Agreement are used herein with the meanings set forth for such terms in the Loan Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

     "ASSIGNEE" means Bank of America, N.A.

     "ASSIGNED PRO-RATA SHARE" means 12.987013000% of the Commitment of the Lenders under the Loan Agreement which equals $5,454,545.46 as of the date hereof.

     "ASSIGNOR" means PNC Bank, National Association.

     "EFFECTIVE DATE" means August 4, 2000, the effective date of this Agreement determined in accordance with Section 11.8 of the Loan Agreement.

          2. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor represents and warrants to the Assignee as follows:

               (a) As of the date hereof, the Pro-Rata Share of the Assignor is 12.987013000% of the Commitment (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro-Rata Share and the Assigned Pro-Rata Share is free and clear of any adverse claim.

               (b) As of the date hereof, the outstanding principal balance of Advances made by the Assignor under the Assignor's Note is $4,870,129.88.

               (c) The Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith; and

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               (d)  This Agreement constitutes the legal, valid and binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, or sufficiency of the Loan Agreement or any Loan Document other than as expressly set forth above.

          3. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. The Assignee hereby represents and warrants to the Assignor as follows:

               (a) The Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

               (b) This Agreement constitutes the legal, valid and binding obligation of the Assignee;

               (c) The Assignee has independently and without reliance upon the Administrative Agent or Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;

               (d) The Assignee has received copies of such of the Loan Documents delivered pursuant to Section 8.1 of the Loan Agreement as it has requested, together with copies of the most recent financial statements delivered pursuant to Section 7.1 of the Loan Agreement;

               (e) The Assignee will perform in accordance with their respective terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and

               (f)  The Assignee is an Eligible Assignee.

          4. ASSIGNMENT. On the terms set forth herein, the Assignor, as of the Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights

                                    -2-

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and obligations of the Assignor under the Loan Agreement, the other Loan
Documents and the Assignor's Note to the extent of the Assigned Pro-Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and effective as of the Effective Date. As of the Effective Date, the Assignee shall have the rights and obligations of a "Lender" under the Loan Documents, except to the extent of any arrangements with respect to payments referred to Section 5 hereof. Assignee hereby appoints and authorizes the Administrative Agent to take such action and to exercise such powers under the Loan Agreement as are delegated to the Administrative Agent by the Loan Agreement.

          5. PAYMENT. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Pro-Rata Share, as agreed between the Assignor and the Assignee pursuant to a letter agreement of even date herewith. Such letter agreement also sets forth the agreement between the Assignor and the Assignee with respect to the amount of interest, fees, and other payments with respect to the Assigned Pro-Rata Share which are to be retained by the Assignor.

               The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Loan Agreement, their respective Notes or any other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

          6. PRINCIPAL INTEREST, FEES, ETC. Any principal that would be payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Loan Agreement and the Note shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

          7. NOTES. The Assignor and the Assignee shall make appropriate arrangements with the Borrower concurrently with the execution and delivery hereof so that a replacement Note is issued to the Assignor and a new Note is issued to the Assignee, in each case in principal amounts reflecting their Pro Rata Shares of the Commitment or their outstanding Advances (as adjusted pursuant to this Agreement).

          8. FURTHER ASSURANCES. Concurrently with the execution of this Agreement, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the Administrative Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and the Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Agreement and (ii) the Request for Registration, to the Administrative Agent for the purpose of registration of the Assignee as a "Lender" pursuant to Section 11.8 of the Loan Agreement.


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          9.   GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A
CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LOCAL LAWS OF THE STATE OF NEVADA, FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA.

          10. NOTICES. All communications among the parties or notices in connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, telegram or cable, addressed to the appropriate party at its address set forth on the signature pages hereof. All such communications and notices shall be effective upon receipt.

          11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations under this Agreement, without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void. Nothing contained in this Section shall restrict the assignment by Assignee of its rights under the Loan Documents following the Effective Date.

          12. INTERPRETATION. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

                                "Assignor"

                                PNC BANK, NATIONAL ASSOCIATION

                                By:  /s/ [ILLEGIBLE]
                                   ------------------------------
                                         [ILLEGIBLE]

                                Title:  S.V.P.
                                       --------------------------

                                Address:

                                PNC Bank, National Association

                                2 TOWER CENTER BLVD.
                                ---------------------------
                                EAST BRUNSWICK, NJ 08816
                                ---------------------------

                                ---------------------------
                                Telecopier: 732-220-3270
                                            ------------
                                Telephone:  732-220-3443
                                            ------------

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                                "Assignee"

                                BANK OF AMERICA, N.A.

                                By:  /s/ SCOTT L. FABER
                                   ------------------------------
                                         SCOTT L. FABER

                                Title:   MANAGING DIRECTOR
                                       --------------------------

                                Address:

                                Bank of America, N.A.
                                555 South Flower Street, #3283
                                Los Angeles, California 90071
                                Attn:  Scott Faber, Vice President

                                Telecopier: (213) 228-2641
                                Telephone:  (213) 228-2768


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                      Exhibit A to Assignment Agreement
                      ---------------------------------

                           REQUEST FOR REGISTRATION
                           ------------------------

To:  Bank of America, N.A., as Administrative Agent, and Hard Rock Hotel, Inc.

          THIS REQUEST FOR REGISTRATION OF ASSIGNEE is made as of the date of the enclosed Assignment Agreement with reference to that certain Amended and Restated Loan Agreement of even date herewith by and among Hard Rock Hotel, Inc., a Nevada corporation ("Borrower"), the Lenders therein named, and Bank of America, N.A., as Administrative Agent (as amended as of the date hereof, the "Loan Agreement").

          The Assignor and Assignee described below hereby request that Administrative Agent register the Assignee as a Lender pursuant to Section
11.8 of the Loan Agreement effective as of the Effective Date described in the Assignment Agreement.

          The Assignor and Assignee hereby jointly request that Administrative Agent cause Borrower to issue a replacement Note, dated as of the Effective Date, pursuant to Section 11.8 of the Loan Agreement in favor of Assignor in the principal amount of the remainder of its Pro-Rata Share of the Commitment and a new Note in favor of the Assignee in the amount of the Assigned Pro-Rata Share.

          The Assignee is concurrently making payment of the $3,500 fee payable to the Administrative Agent pursuant to Section 11.8 of the Loan Agreement.

          IN WITNESS WHEREOF, the Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of even date with the enclosed Assignment Agreement.

"Assignor"                              "Assignee"

PNC BANK, NATIONAL                      BANK OF AMERICA, N.A.
ASSOCIATION


By: /s/ [ILLEGIBLE]                     By:  /s/ SCOTT L. FABER
  --------------------------               ---------------------------
        [ILLEGIBLE]                              SCOTT L. FABER

Title:  Sr. V.P.                        Title:   MANAGING DIRECTOR
      ----------------------                  ------------------------



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               CONSENT OF ADMINISTRATIVE AGENT AND BORROWER
               --------------------------------------------

                [When Required Pursuant to Loan Agreement]
                ------------------------------------------

To: The Assignor and Assignee referred to in the above Request for Registration.

          When countersigned by both Borrower and Administrative Agent below, this document shall certify that:

          1. Borrower has consented, pursuant to the terms of the Loan Documents, to the assignment by the Assignor to the Assignee of the Assigned Pro-Rata Share.

          2. Administrative Agent has registered the Assignee as a Lender under the Loan Agreement, effective as of the Effective Date described above, with a Pro-Rata Share of the Commitment corresponding to the Assigned Pro-Rata Share and has adjusted the registered Pro-Rata Share of the Commitment of the Assignor to reflect the assignment of the Assigned Pro-Rata Share.

Approved:

HARD ROCK HOTEL, INC.,                         BANK OF AMERICA, N.A.,
a Nevada corporation                           as Administrative Agent

By:  /s/ PETER MORTON                          By:  /s/ JANICE HAMMOND
   ------------------------------                 -----------------------------
         PETER MORTON                                   Janice Hammond

Its:     PRESIDENT                             Its:     Vice President
    -----------------------------                       Agency Specialist
                                                   ----------------------------

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